August 5, 2013 Fibrocell Science Exhibit 3.1

This presentation includes statements that are “forward-looking statements.” Forward-looking statements include, without limitation, our ability (i) to timely commence our clinical programs in 2013 to treat patients with restrictive burn scars and vocal cord scars,  and a timely completion of these trial (ii) to successfully genetically modify the fibroblast cell to treat patients who have collagen deficient diseases, (iii) to successfully leverage our relationships with UCLA and MIT to develop new applications, and (iv) to adopt technologies that will dramatically reduce manufacturing time, complexity, and labor costs for our cell therapies. While management has based any forward-
looking statements contained in the presentation on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of
Fibrocell Science’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Item 1A.
Risk Factors” in Fibrocell Science’s most recent Form 10-K filing, as updated in “Item 1A. Risk Factors” in Fibrocell
Science’s most recent Form 10-Q filing. In addition, Fibrocell Science operates in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, you should not place any reliance on forward-looking statements as a prediction of actual results. Fibrocell Science disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement. You are also urged to carefully review and consider the various disclosures in Fibrocell Science’s most recent annual report on Form 10-K, our most recent Form 10-Q as well as other public filings with the SEC since the filing of Fibrocell Science’s most recent annual report.
Forward Looking Statement

Strategic Focus: Unlocking the Potential
of the Autologous Fibroblast Cell

• Restrictive Burn Scarring
• Vocal Cord Scarring
• Acne Scarring
• Recessive Dystrophic
Epidermolysis Bullosa (RDEB)
• Morphea
• Cutaneous Eosinophilias
• Localized Treatment for
moderate to severe
Psoriasis
• Focused on skin-derived
MSCs and more efficient
conversion of skin cells
to IPSCs
Autologous
Fibroblasts
Label Extension
for LAVIV®
(azficel-T)
Genetically-
Modified HDFs
for rare skin
diseases
Genetically-
Modified HDFs
for serious skin
diseases
UCLA/MIT
Collaboration

Aesthetics

•
Positioned as premium aesthetic
– First in New Class – Personalized Aesthetics
– Replaces a person’s own fibroblast cells
•
LAVIV has received national recognition
– Allure magazine ‘Breakthrough Award’
– Wall Street Journal Technology Innovation Awards
– Edison Awards Silver Winner in Aesthetics of
Science/Medical Category
LAVIV®
(azficel-T)
Please refer to the end of this presentation for Important Safety Information about LAVIV® (azficel-T).

The Only Crème of Its Kind

FIBROCELL SCIENCE

FIBROCELL SCIENCE
Autologous Crème™
NET WT. 1.7 OZ (48.2 g)

•
Personalized autologous cream
•
Conditioned complete growth media from the
azficel-T production process is collected,
concentrated and used to formulate a
personalized topical cosmetic
Autologous Crème™

FIBROCELL SCIENCE

LAVIV® (azficel-T)
FDA-Approved from smile line wrinkles in June 2011

Intrexon Collaborations

UCLA/MIT

Product Pipeline

Restrictive Burn Scurring
Vocal Cord Scurring
Acne Scurring
Genetically Modified
Autologous Fibroblasts
Skin-derived MSC/IPSCs
• Phase II study initiated
• Efficacy data expected mid-2014
•
Positive pilot study published in Laryngoscope; abstract online:
http://www.ncbi.nlm.nih.gov/pubmed/21287562
• Phase II protocol cleared by FDA
• Estimated initiation of trial 2H 2013, once IRB approval is received
• In end of Phase II discussions with FDA, regarding potential pathway forward
•
Results of Phase II study published in Dermatologic Surgery;
available online: http://onlinelibrary.wiley.com/doi/10.1111/dsu.12204/pdf
• Pre-clinical activity advancing in genetically modified fibroblasts for the treatment of recessive dystrophic epidermolysis bullosa (RDEB); Orphan Indication
•
Pre-clinical activity advancing in genetically modified fibroblasts transfected ex vivo with therapeutic gene(s) of interest under the control of the RheoSwitch™ Gene Expression
System  for the localized treatment of:
Moderate to Severe Psoriasis
Cutaneous Eosinophilias (Orphan Indication)
Morphea (Orphan Indication)
• Reprogramming skin cells into induced pluripotent stem cells (IPSCs)
• Identifying, purifying, and cultivating MSCs from human adult skin
Status

What is a Fibroblast?

•
Most common cells of connective tissue
•
Produce collagen and extracellular matrix
proteins, which form infrastructure of
tissue
•
Produce growth factors and other
cytokines that aid in cell signaling and
wound repair
Fibroblast Cells

FIBROCELL SCIENCE

Epidermis
Dermis
Hypodermis
Sensory Receptors
Sensory Nerve
Hair Follicle
Arrector Pili Muscle
Blood vessels
Close-up view of fibroblasts
(collagen-producing cells)

Dermal Fibroblasts 11

Dermal fibroblasts produce
:
•
Collagen type I
•
Collagen type III
•
Collagen type VII
•
Elastin
•
Hyaluronic acid (hyaluronin)
•
Matrix metalloproteinases
(MMPs) (1)
Artist’s interpretation
Dermal Fibroblasts

(1)       Matrix metalloproteinases refers to a group of proteins that play an important role in tissue remodeling associated with various physiological and pathological processes such as morphogenesis, angiogenesis, tissue repair, cirrhosis, arthritis, and metastasis. There is considerable recent research on MMPs and their potential role in future therapeutics.

Addressable Markets

Scarring: Burn, Vocal Cord, Acne
Fibrocell Scarring Pipeline:
Annual Addressable Market Opportunity
•
Restrictive Burn Scarring (U.S. only):
- 140,000 2    and 3    degree burn victims / year
(1)
- Total excludes military burn injuries
- 20-30% experience restrictive scarring
(2)
- Assumption of 30% treated
- Assumption of pool of patients available includes the
previous 3 years
(1)
American Burn Association http://www.ameriburn.org/
(2) Fibrocell estimate based on discussion with key opinion leader
(3) Fibrocell estimates based on current pricing and estimated average volumes of azficel-T used to treat patients with these conditions; prices are subjected to change and variation
(4) Cohen, (2010); Dailey et al. (2007); Roy et al. (2005); Poels et al. (2003); Koufman and Isaacson (1991); Painter (1990); Bouchayer et al. (1985); Laguaite (1972)
(5)
Acne Resource Center. www.acne-resource.org
•
Vocal Cord Scarring (U.S. only):
- 200,000-700,000 patients with VCS
(4)
- Assumption of 10% treated
•
Acne Scarring (U.S. only):
- 20 million patients with severe acne that could cause scarring
(5)
- Every 50,000 patients represents $750 million addressable market
Vocal Cord Scarring
$240 M – $840 M
Acne Scarring
$750 M
Restrictive Burn Scarring
$815 M
nd rd
(3)
(3)
(3)
(3)

Restrictive Burn Scarring 15

•
No FDA approved therapeutics
•
Azficel-T treatment: potential improvement in range of motion, reduction in pain and aesthetic improvement
•
Potential indication for unmet medical need:
Pre-
Treatment
12 Months Post-
Treatment
• Full range-clench
14 Months Post-
Treatment
• Fine finger movement
(1) www.ameriburn.org;  Goodis. J and E.d. Schraga. Burns, thermal.  eMedicine Journal
Restrictive Burn Scarring Overview
Before                   After
Six Months Post Treatment:
•
Full range of neck rotation, and pain
free
• Patient has stopped all analgesics
• Discarded cervical collar

Feb 1, 2006              August 11, 2006
– 45,000 yearly hospitalizations for severe burns
(1) (excluding military and existing victims)
– Promising results in open-label case studies

•
Phase II Trial: Single site, double-blind, randomized, placebo-controlled,
21 subjects
•
Subjects:
- Unilateral restrictive burn scars of a jointed area
- 20-50 percent restriction in normal range of motion
•
Measurement Scales:
- Range of Motion Measurement
- Brief Pain Index
- Scar Appearance
•
Phase II Clinical Study initiated in 2Q 2013; efficacy data expected mid-2014
Restrictive Burn Scarring Status

Vocal Cord Scarring

•
No FDA approved therapeutics
(1)
Chhetri, Dinesh, Injection of Cultured Autologous Fibroblasts for Human Vocal Fold Scars. The Laryngoscope 121(4) : 785-792, 2011.
Vocal Cord Scarring Overview

•
Most commonly encountered finding is loss of voice
- Due to surgery, radiation therapy, vocal cord trauma and idiopathic causes
•
Positive pilot study results published in peer-reviewed journal The
Laryngoscope,
2011 (1)
- Azficel-T well-tolerated when injected into vocal folds
- Improvements lasted up to one year
- Findings supported by mucosal wave grade, voice handicap index, and voice quality questionnaire

•
Phase II protocol cleared by FDA
•
Estimated initiation of trial 2H 2013, once IRB approval is received
•
Efficacy data expected in 2H 2014
•
Proposed Endpoints:
- Absolute change from baseline in mucosal wave grade using
videostroboscopy
- Absolute and percentage change from baseline in the Voice
Handicap Index (VHI)
- Perceptual analysis using the GRBAS scale
(Grade
of dysphonia,
•
Proposed trial design: Two-site, double-blind, randomized, placebo-
controlled, 20 subjects
Vocal Cord Scarring Status

R
oughnes,
B
reathiness,
A
sthenia,
S
train)

Acne Scarring

Acne Scarring Overview
•
No FDA approved therapeutics
•
Permanent discoloration and/or indentation of the skin as a result of moderate to severe acne
•
Completed one Phase II study
-
Results published in peer-reviewed journal  Dermatologic Surgery, available online: http://onlinelibrary.wiley.com/doi/10.1111/dsu.12204/pdf
•
Currently in discussions with FDA on path forward

•
Efficacy
- Statistically significant number of
responders in subject and
evaluator assessments at four
months
•
Safety
- Most common adverse events:
erythema (11.1%), swelling
(10.1%); all were mild or
moderate in severity
Acne Scarring Phase II Study Results
Includes initial treatment only.
Note: Photos from Fibrocell clinical studies.
Before            After

Acne Scarring
25 Month Photos Anecdotally Demonstrate Potential Long-Lasting Effect
Potential Long-Lasting Effect:
- Reports anecdotally suggest >75% of patients demonstrate treatment benefit 9 and
12 months following treatment
- Photos anecdotally demonstrate sustained improvement 25 months following last treatment
Photos provided by Gilly S. Munavalli, MD, MHS, FACMS, Dermatology, Laser & Vein Specialists of the Carolinas, Charlotte, NC

Intrexon Collaboration: Genetically Modified Fibroblasts

Intrexon Collaboration:
Executive Summary
Based on market analyses, the annual market potential
for each indication is as follows:
•
$1.7-$3.4 billion for a treatment for moderate to
severe psoriasis
(1,2,3,4)
•
$120-$140 million for a treatment for cutaneous
eosinophilias
(5,6)
•
$300-$350 million for a treatment for morphea
(localized scleroderma)
(7,8)
•
$560 million-$2.2 billion for a treatment for
Recessive Dystrophic Epidermolysis Bullosa
(RDEB)
(9,10,11, 12)
Cutaneous
Eosinophilias
$120-$140
million
Moderate to
Severe
Psoriasis
$1.7-$3.4 Billion
RDEB
$560million-
$2.2 billion
Morphea
$300-$500
million
(1)
National Psoriasis Foundation, “About Psoriasis” Available at: http://www.psoriasis.org/about-psoriasis. Accessed June 27, 2013.
(2)
PhotoMedex, Inc., “Severity of Psoriasis” Available at: http://xtracnow.com/physicians/psoriasis_stats.htm/ Accessed June 27, 2013.
(3)
Beyer et al. “Recent Trends in Systemic Psoriasis Treatment Costs” Arch Dermatol2010;146(1):46-54.
(4)
Stern et al. “Psoriasis Is Common, Carries a Substantial Burden Even When Not Extensive, and Is Associated with Widespread Treatment Satisfaction” J InvestigDermatolzzz
Symp2004;9:136-139.
(5)
Cutaneous eosinophilias represent a family of more than 30 different conditions ranging from eosinophilic cellulitis (Wells’ syndrome) to eosinophilicdermatosis and eosinophilic fasciitis.  The prevalence varies based on which conditions are targeted for treatment.  It could be as low as a few hundred patients (Wells’ syndrome and eosinophilic fasciitis) to thousands of patients (Duhring disease, which affects 15% to 25% of celiac patients).  We chose 4,000 patients based on the Fibrocell press release dated July 1, 2013.
(6)
Beyer et al. “Recent Trends in Systemic Psoriasis Treatment Costs” Arch Dermatol 2010;146(1):46-54.  We assume that the cutaneous eosinophiliasindication will command a higher price than the psoriasis indication due to the need for new treatment options, the frequency of treatment, and the severity of the condition.
(7)
Kaplan et al. “Localized Fibrosing Disorders – Linear Scleroderma, Morphea, and Regional Fibrosis” eMedicine March 6, 2013.
(8)
Beyer et al. “Recent Trends in Systemic Psoriasis Treatment Costs” Arch Dermatol2010;146(1):46-54.  We assume that the morpheaindication will command a higher price than the psoriasis indication due to the need for new treatment options, the frequency of treatment, and the severity of the condition.
(9)
Stanford School of Medicine, “EpidermolysisBullosa Clinic Frequently Asked Questions” Available at: http://dermatology.stanford.edu/gsdc/eb_clinic/eb-faqs.html.
Accessed July 11, 2013.
(10)
The Dystrophic EpidermolysisBullosa Research Association of America (DEBRA), “About EB” http://www.debra.org/abouteb. Accessed July 11, 2013.
(11)
Herper, Matthew. “How A $440,000 Drug Is Turning Alexion Into Biotech‘s New Innovation Powerhouse.” Forbes. 5 September 2012
(12)
The price range represents the price potential for a new therapy for a severe ultra rare disease based on currently marketed rare disease therapies such as Soliris®
(eculizumab - ~$400,000/year), Elaprase® (idursulfase - ~$375,000/year), Naglazyme® (galsulfase - ~$365,000/year), Myozyme® (alglucosidasealfa - ~$300,000/year), and
Fabrazyme® (agalsidase beta - ~$200,000/year).

Intrexon Collaborations: Genetically Modified Fibroblasts for Recessive Dystrophic Epidermolysis Bullosa (RDEB), Cutaneous Eosinophilias, Morphea, and Psoriasis

•
Leverage Fibrocell’s fibroblast technology with Intrexon’s synthetic biology platforms to genetically-modify (GM) the patient’s own fibroblast cells
•
GM fibroblasts for recessive dystrophic epidermolysis bullosa
(RDEB),
a
debilitating rare genetic blistering disease
•
GM fibroblasts transfected ex vivo with therapeutic gene(s) of interest under the control of the RheoSwitch™ Gene Expression System for localized treatment of Psoriasis, Cutaneous Eosinophilias, and Morphea,
which are serious skin diseases
Collaboration Approach

•
Initial target: recessive dystrophic epidermolysis bullosa
(RDEB) – devastating orphan disease, which in its most
severe form, blisters are present over the entire body
•
Developing a protein replacement therapy – mutations
in COL7A1 gene cause this rare genetic disease
RDEB Overview

Stanford School of Medicine, “EpidermolysisBullosa Clinic Frequently Asked Questions” Available at: http://dermatology.stanford.edu/gsdc/eb_clinic/eb-faqs.html.
The Dystrophic EpidermolysisBullosa Research Association of America (DEBRA), “About EB”
Herper, Matthew. “How A $440,000 Drug Is Turning Alexion Into Biotech‘s New Innovation Powerhouse.” Forbes. 5 September 2012
The price range represents the price potential for a new therapy for a severe ultra rare disease based on currently marketed rare disease therapies such as Soliris® (eculizumab - ~$400,000/year), Elaprase®
(idursulfase - ~$375,000/year), Naglazyme® (galsulfase - ~$365,000/year), Myozyme® (alglucosidasealfa - ~$300,000/year), and Fabrazyme® (agalsidase beta - ~$200,000/year).
–
Gene encodes the alpha chain of type VII collagen
–
Type VII collagen forms the major anchoring fibril that
anchors the epidermis to the dermis
–
The incidence of RDEB is estimated to be about 1 to 2
per 1,000,000 people (1) , with an estimated 2,800-5,600
RDEB patients in the U.S. (2)
–
Rare disease price/patient estimate of >$200 to $400K (3)
and estimated $560million-$2.2 billion addressable
market
(1,2,4)
(1)
(2)
(3)
(4)
http://www.debra.org/abouteb.
Accessed July 11, 2013.
Accessed July 11, 2013.

Cutaneous Eosinophilias Overview
The goal is to treat these systemic diseases locally using the autologous fibroblast as a delivery vehicle
Cutaneous eosinophilias are a family of more than 30 diseases characterized by inflammation due to the accumulation of eosinophils
(a form of white blood cell) in the layers of the skin
The total prevalence of cutaneous eosinophilias is estimated to be approximately 4,000 patients in the U.S. (1,2)
Treatment for cutaneous eosinophilias depends
on the exact nature of the disease and the
severity, but it typically includes topical therapies,
corticosteroids (including prednisone),
antimalarial drugs (including hydroxychloroquine),
and immunosuppressive medications
Cutaneous eosinophilias represent a family of more than 30 different conditions ranging from eosinophilic cellulitis (Wells’ syndrome) to eosinophilicdermatosis and eosinophilic fasciitis. The prevalence varies based on which conditions are targeted for treatment. It could be as low as a few hundred patients (Wells’ syndrome and eosinophilic fasciitis) to thousands of patients (Duhring disease, which affects 15% to 25% of celiac patients). We chose 4,000 patients based on the Fibrocell press release dated July 1, 2013.
Beyer et al. “Recent Trends in Systemic Psoriasis Treatment Costs” Arch Dermatol 2010;146(1):46-54. We assume that the cutaneous eosinophiliasindication will command a higher price than the psoriasis indication due to the need for new treatment options, the frequency of treatment, and the severity of the condition.
(2)
•
•
•
•
(1)

Morphea Overview
•
The goal is to treat these systemic diseases locally using the autologous fibroblast as a delivery vehicle
•
Morphea is a rare form of localized scleroderma characterized by the thickening and hardening of the skin due to excessive
collagen production; other organs beyond the skin are typically not involved
•
The total prevalence of all forms of morphea is thought to be less than 10,000 patients in the U.S. (1)
•
Morphea treatment typically focuses on controlling
symptoms and slowing disease progression;
treatment options include photo (light) therapy,
corticosteroids, calcipotriene cream, antimalarial
drugs, and immunosuppressive medications
(1) Kaplan et al. “Localized Fibrosing Disorders – Linear Scleroderma, Morphea, and Regional Fibrosis” eMedicine March 6, 2013.

Psoriasis Overview
The goal is to treat these systemic diseases locally using the autologous fibroblast as a delivery vehicle
Chronic skin disease characterized by the overproduction of new skin cells, which results in the formation of scaly patches
Believed to be an immune-mediated disease caused by a malfunction in the immune system
No cure for Psoriasis: symptoms managed with topical agents, phototherapy, and systemic therapies
U.S. prevalence approximately 4.5 million (25% with moderate to severe disease, 10-20% also develop psoriatic arthritis)
(1,2,3)
U.S. psoriasis therapeutic market nearly $2
billion in 2012
Total direct and indirect healthcare costs
over $11 billion in 2008
(1)    Stern et al. “Psoriasis Is Common, Carries a Substantial Burden Even When Not Extensive, and Is Associated with Widespread Treatment Satisfaction” J
InvestigDermatolSymp2004;9:136 -139.
(2) National Psoriasis Foundation, “About Psoriasis” Available at:
(3) PhotoMedex, Inc., “Severity of Psoriasis” Available at:
•
•
•
•
•
•
•
Accessed June 27, 2013.
Accessed June 27, 2013.
http://www.psoriasis.org/about-psoriasis.
http://xtracnow.com/physicians/psoriasis_stats.htm/

UCLA Collaboration: Skin-derived Stem Cell and Skin-derived IPSCs

FIBROCELL SCIENCE

Ucla

Eli and Edythe Broad Center of Regeneration Medicine and Stem Cell Research

MIT Massachusetts Institute of Technology

34

Identified a rare mesenchymal stem cell (MSC) population from adult human skin
Published data - “Vega-Crespo et al 2013, BioResearch Open Access, 1:25”
(http://online.liebertpub.com/doi/pdf/10.1089/biores.2012.0204)
Identified a small molecule BAY11 that can stabilize expression of OCT4 synthetic mRNA, key programming factor for generating induced pluripotent stem cells
Published results - “Awe et al 2013, Stem Cell Res Ther; 4:15”
(http://stemcellres.com/content/pdf/scrt163.pdf)
Exclusive license to both patent applications
Skin-derived Stem Cell and IPSC
Collaboration

•
•
•
•
•

Number of IPSC Publications on PubMed
1400
1200
1000
800
600
400
200
0
2005
2006
2007
2008
2009
2010
2011
2012

Growing Momentum of IPSCs (Induced Pluripotent Stem Cells) 35 Source: PubMed.gov

Number of MSC Publications on PubMed
4000
3500
3000
2500
2000
1500
1000
500
0
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012

Growing Momentum of MSCs (Mesenchymal Stem Cells) 36 Source: PubMed.gov

Financials

•
Cash position of $26.1 million as of March 31, 2013
•
Large private capital raise completed in October 2012; institutional investors include, among others, an affiliated fund of Third Security, LLC, an investment firm founded by R.J. Kirk
•
No debt
•
Company’s capital structure greatly simplified
–
Outstanding preferred stock converted into common stock
–
Approximately 99% of warrants conceded anti-dilution provisions
Financial Information

Commenced trading on NYSE MKT on May 17, 2013
Capitalization Table

Common shares (post reverse split)
Warrants
Options
Fully diluted shares outstanding
Shareholder breakdown: Institutional vs. Retail
27.5M
6.3M
0.6M
34.4M
60% / 40%

Summary

Summary
•
Cutting edge autologous cell therapy company developing first-in-class medical applications using fibroblasts
•
Advancing a robust pipeline for medical applications of LAVIV® (azficel-T):
–
Restrictive burn scarring, vocal cord scarring and acne scarring
•
Strategic collaboration with Intrexon focusing on genetically-modified autologous fibroblast cells:
– Developing therapeutic options for the localized treatment of moderate to severe psoriasis and for rare skin diseases
•
Developing skin-derived MSCs and more efficient conversion of skin cells to IPSCs through
MIT/UCLA collaboration
•
LAVIV® - lead product
–
Indicated for improvement of the appearance of moderate to severe nasolabial fold wrinkles in adults
–
One of only three FDA approved cell based products
–
LAVIV® is positioned as a premium aesthetic
•
Strong cash position with $26.1 million at March 31, 2013
–
No debt

Indication
LAVIV® (azficel-T) is an autologous cellular product indicated for improvement of the appearance of moderate to severe nasolabial fold wrinkles in adults.
The safety and efficacy of LAVIV for areas other than the nasolabial folds have not been established. The efficacy of LAVIV beyond six months has not been established.

Important Safety Information
LAVIV®(azficel-T) is an autologous cellular product for intradermal injection only.
LAVIV is contraindicated for allogeneic use, in patients with allergy to gentamicin, amphotericin, dimethylsulfoxide (DMSO) or material of bovine origin and in patients with active infection in the facial area. The following reactions have been reported following treatment with LAVIV: hypersensitivity reactions, bleeding and bruising at the treatment site, vasculitis, herpes labialis, basal cell cancer; keloid and hypertrophic scarring may occur following post-auricular skin biopsies or LAVIV injections. Additional warnings and precautions to be considered include the use of
LAVIV in patients with genetic disorders or formation of normal collagen matrices and in immunosuppressed patients, or those patients undergoing chemotherapy for malignancies or receive immunomodulatory therapies for autoimmune diseases.
The most common adverse reactions, occurring in  1% of patients who receive
LAVIV, were injection-site redness, bruising, swelling, pain, hemorrhage, edema, nodules, papules, irritation, dermatitis and pruritus.
For more information about LAVIV, please see the full Prescribing Information,
www.mylaviv.com.
>